UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

DTS8 COFFEE COMPANY, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

Suite 300 – 1055 West Hastings Street

Vancouver, British Columbia, Canada V6E 2E9

(Address of principal executive offices)(Zip Code)

(604) 609-6163

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 30, 2018, the holders of a majority of the issued and outstanding common stock of DTS8 Coffee Company, Ltd. (the “Company”) approved an increase in the Company’s authorized capital from 75,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). On July 17, 2018, the Company formally effected the Authorized Capital Increase by filing a Certificate of Amendment with the Nevada Secretary of State, a copy of which included herewith as Exhibit 3.4.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.4	Certificate of Amendment filed with the Nevada Secretary of State on July 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2018

DTS8 Coffee Company, Ltd.
(Registrant)

/s/ Richard Malcolm Smith

Richard Malcolm Smith
Chief Executive Officer